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                    COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

                       FORM OF RULE 18F-3 MULTI-CLASS PLAN

I.   INTRODUCTION.

     Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the Columbia Marsico Focused Equities Fund, Variable Series, Columbia Marsico Growth Fund, Variable Series, Columbia Marsico High Yield Fund, Variable Series, Columbia Marsico 21st Century Fund, Variable Series and Columbia Mid Cap Growth Fund, Variable Series (each a "Fund" and collectively, the "Funds") of Columbia Funds Variable Insurance Trust I (formerly known as Nations Separate Account Trust) (the "Trust"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum initial sales loads, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services, if any, applicable to a particular class of shares of the Funds. The Plan also identifies expenses that may be allocated to a particular class of shares to the extent that they are actually incurred in a different amount by the class or relate to a different kind or degree of services provided to the class.

     The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933 (Registration Nos. 333-40265 and 811-08481). The Trust elects to offer multiple classes of shares in the Funds pursuant to the provisions of Rule 18f-3 and this Plan.

     The Trust currently consists of five multi-class investment portfolios (Columbia Marsico Growth Fund, Variable Series, Columbia Marsico Focused Equities Fund, Variable Series, Columbia Mid Cap Growth Fund, Variable Series, Columbia Marsico 21st Century Fund, Variable Series and Columbia Marsico High Yield Fund, Variable Series) and one single-class investment portfolio (Columbia Marsico International Opportunities Fund, Variable Series).

     The Funds are authorized to issue two classes of shares representing interests in the Funds: Class A shares and Class B shares.

II.  ALLOCATION OF EXPENSES.

     A. Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in the Funds: (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares.

     B. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses, if any, to a particular class of shares in the
Funds:


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          (i)  transfer agent fees identified by the transfer agent as being attributable to such class of shares;

          (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

          (iii) blue sky registration or qualification fees incurred by such class of shares;

          (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

          (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares; litigation or other legal expenses relating solely to such class of shares;

          (vi) fees of the Trustees of the Trust incurred as a result of issues relating to such class of shares;

          (vii) independent accountants' fees relating solely to such class of shares; and any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Funds' assets, relating to (as defined below) such class of shares.

     C. For all purposes under this Plan, fees and expenses "relating to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The proper officers of the Trust shall have the authority to determine whether any or all of the fees and expenses described in Section B of this Part II should be allocated to a particular class of shares. The Board of Trustees will monitor any such allocations to ensure that they comply with the requirements of the Plan

     D. Income and any expenses of the Funds not allocated to a particular class of the Funds pursuant to this Plan shall be allocated to each class of the Funds on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Funds.

          Realized and unrealized capital gains and losses of the Funds shall be allocated to each class of the Funds on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Funds.

          Income, realized and unrealized capital gains and losses, and any expenses of the Funds not allocated to a particular class of the Funds pursuant to this Plan shall be allocated to


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each class of the Funds on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Funds.

     E. In certain cases, Columbia Management Advisors, LLC, Marsico Capital Management, LLC, Banc of America Securities LLC, Bank of America, N.A., Columbia Management Distributors, Inc., Columbia Management Services, Inc. or another service provider for the Funds may waive or reimburse all or a portion of the expenses of a specific class of shares of the Funds. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

III. CLASS ARRANGEMENTS.

     The following summarizes the maximum front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services, if any, applicable to each class of shares of the Funds. Additional details regarding such fees and services are set forth in the Funds' current Prospectus and Statement of Additional Information.

     A.   CLASS A SHARES

          1.   Maximum Initial Sales Load: None

          2.   Contingent Deferred Sales Charge: None

          3.   Maximum Rule 12b-1 Distribution/Shareholder Servicing Fees: None.

          4. Conversion Features/Exchange Privileges: The Class A shares of the Funds shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of the Funds.

          5. Other Shareholder Services: The Class A shares of the Funds shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of the Funds.

     B. CLASS B SHARES - THE FUNDS AND COLUMBIA MARSICO INTERNATIONAL OPPORTUNITIES FUND, VARIABLE SERIES

          1.   Maximum Initial Sales Load: None

          2.   Contingent Deferred Sales Charge: None

          3. Maximum Rule 12b-1 Distribution Fee: Pursuant to a Distribution Plan adopted under Rule 12b-1, Class B Shares of the Funds and Columbia Marsico International Opportunities Fund, Variable Series may pay a


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               combined distribution and shareholder servicing fee of up to
               0.25% of the average daily net assets of such shares.

          4.   Maximum Shareholder Servicing Fee: None

          5. Conversion Features/Exchange Privileges: Class B Shares of the Funds and Columbia Marsico International Opportunities Fund, Variable Series shall have such conversion features and exchange privileges, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of the Funds and Columbia Marsico International Opportunities Fund, Variable Series.

          6. Other Shareholder Services: Class B Shares of the Funds and Columbia Marsico International Opportunities Fund, Variable Series shall have such shareholder services, if any, as are determined by or ratified by the Board of Trustees of the Trust and described in the then-current prospectus for such shares of the Funds and Columbia Marsico International Opportunities Fund, Variable Series.

IV.  BOARD REVIEW.

     The Board of Trustees of the Trust shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interests of each class of shares of each Fund individually and the Funds as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

ADOPTED:      [____________________]
LAST AMENDED: [____________________]


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